Exhibit 10.1

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into effective for all purposes as of March 11, 2010 (the “Effective Date”), by and between TARRANT COUNTY COLLEGE DISTRICT, a political subdivision of the State of Texas (“Landlord”), and RADIOSHACK CORPORATION, a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant did heretofore make and enter into that certain Amended and Restated Lease dated effective as of June 25, 2008 (the “Lease”), which Lease sets forth the terms and conditions of the lease and demise by Landlord to Tenant of certain Premises as described and defined in the Lease.

B. Tenant and Landlord have agreed that the Lease be amended for the purpose of giving Tenant the option to extend the applicable Lease term with regard to the Clear Fork Building (as such term is defined in the Lease) and the West Fork Building (as such term is defined in the Lease), upon and subject to the terms, limitations and conditions more particularly described hereinbelow, and Landlord and Tenant have additionally agreed to certain other modifications of the Lease as described hereinbelow, all upon and subject to the terms, limitations and conditions set forth in this Amendment. The following needs of Tenant and Landlord are being met by this Amendment: Tenant has been considering whether to move its operations to a new location. If it moved, Tenant anticipates that it would not need more than 150,000 square feet of Class A/B space and not more than 100,000 square feet of space for back office and shared services operations, a total of 250,000 square feet. Tenant believes that it could secure such space at a full service rate of $26.00 per square foot for Class A/B space and $13.00 per square foot for back office and shared services personnel. Tenant has requested that Landlord consider the lease extension as to the West Fork Building and Clear Fork Building, contained in this Amendment, in which both buildings would be fully leased to Tenant but Tenant would not pay in excess of the square footage mentioned in this recital because that is all the space Tenant anticipates it needs if it moved to a new location. Landlord believes it can accommodate Tenant’s request and modify its future operational needs so that it will not need the West Fork Building or Clear Fork Building prior to the end of the additional five year term set out in this Amendment and is willing to make these adjustments so that Tenant is able to continue leasing the Premises through the contemplated extended term on the West Fork Building and the Clear Fork Building and is willing to only require rent payment at the rates and for the square footage needs that Tenant has determined. Accordingly, Tenant will not be charged Basic Rent (or any Additional Rent that is determined or allocated on a square footage basis) for the lease of the West Fork Building and the Clear Fork Building on the square footage contained within those buildings in excess of the square footage identified in this Recital. Landlord and Tenant acknowledge that the Premises were acquired by Landlord for public purpose, and specifically, to serve as a part of Landlord’s Trinity River Campus. The Trinity River Campus, including the Premises, is held and dedicated for the support, maintenance, and benefit of Landlord and its educational purposes. The Premises are, and shall remain, an integral part of Landlord’s strategic plan to convert the entire Premises to an educational facility, when Tenant exits the Premises. Landlord and Tenant further acknowledge that Tenant’s use of the Premises, as well as any eventual rent payments, shall serve Landlord’s public purpose, by conserving Landlord’s public funds, and allows the Premises to be put to a productive use, pending Landlord’s conversion of the entire Premises to an educational facility.

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C. Landlord and Tenant accordingly desire to amend the Lease upon the terms and provisions hereinafter set forth.

AGREEMENT:

For and in consideration of the above and foregoing premises and the mutual covenants and agreements set forth hereinbelow, together with other good and valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged by each of the parties hereto, Landlord and Tenant do hereby agree that the Lease shall be and is hereby amended as follows:

1. Defined Terms. Terms defined in the Lease and delineated in this Amendment by initial capital letters shall have the same meanings ascribed thereto in the Lease, except to the extent that the meaning of any such term is specifically modified by the provisions of this Amendment. In addition, terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Amendment. Terms and phrases which are not delineated in this Amendment by initial capital letters shall have the meanings commonly ascribed thereto. In that regard, the above and foregoing premises and recitals are incorporated in this Amendment and made a part hereof for all purposes, including incorporation of the definitions contained therein.

2. Tax Abatements. Subparagraph 2(b) of the Lease is hereby amended to read in its entirety as follows:

(b) During the Term, Tenant shall retain all economic development incentives including, but not limited to, economic development grants and property tax abatements and reimbursements previously or at any time granted to Tenant by the City of Fort Worth, the Tax Increment Reinvestment Zone Number Six, City of Fort Worth, Texas, or any other Governmental Authority (collectively, “Incentives”); provided, however, that if during any portion of the Interim Term or the Primary Term or with respect to the Clear Fork Building and the West Fork Building, any Extended Term, any Taxes are assessed on all or any portion of the Premises, all such Incentives that provide any property tax abatements with respect to the Premises (‘Tax Abatements”) shall be assigned by Tenant to Landlord (if assignment is permitted by the terms thereof), without further consideration, so that Landlord will have the full benefit of the Tax Abatements for the period covered by the Interim Term and the Primary Term and, with respect to the Clear Fork Building and the West Fork Building, any Extended Term; provided, further, Landlord will reassign the Tax Abatements with respect to the Control Center and the Data Center to Tenant during any Extended Term upon Tenant’s request.

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3. Term. Paragraph 4 of the Lease is hereby amended to read in its entirety as follows:

4. Term.

Subject to the terms and conditions hereof, Tenant shall have and hold the Premises for an interim term (herein called the “Interim Term”) commencing on the date hereof and continuing until the last day of the calendar month in which the date hereof occurs (provided that if the Lease commences on the first day of a calendar month there shall be no Interim Term) and a primary term (herein called the “Primary Term”) commencing on the first day of the first calendar month following the date hereof (except if this Lease commences on the first day of a calendar month, the Primary Term shall commence on said first day) and continuing for three (3) years for all of the Premises. Tenant shall have the option to extend this Lease for one term of five (5) years for each of the Clear Fork Building and the West Fork Building, unless this Lease shall expire or be sooner terminated pursuant to the terms hereof. Tenant may exercise this five (5) year option as to one or more of the Clear Fork Building and the West Fork Building. In addition, Tenant shall have the option to extend this Lease for one term of two (2) years for each of the Control Center and the Data Center, unless this Lease shall expire or be sooner terminated pursuant to the terms hereof. Tenant may exercise this two (2) year option as to one or more of the Control Center and the Data Center. If Tenant exercises the two (2) year option as to the Control Center and the Data Center, Tenant thereafter shall have the option to extend this Lease for up to three (3) consecutive terms of five (5) years each for the Control Center and the Data Center, unless this Lease shall expire or be sooner terminated pursuant to the terms hereof. Each such extension is herein individually called an “Extended Term” and, together with the Interim Term, if any, and the Primary Term, called the “Term.” In the event Tenant elects to extend the Term for an Extended Term, Tenant shall give a written notice to Landlord (an “Extension Notice”) no later than six (6) months prior to the then-scheduled expiration of the Term, which notice shall designate those portions of the Premises (as described in Paragraph 1) as to which the Extended Term will cover. Upon the giving of an Extension Notice, the Term shall be automatically extended for such Extended Term as to the portion of the Premises designated in the Extension Notice on the terms and conditions provided in this Lease, except that Tenant shall have no further option to extend the Term beyond said (i) one (1) term of five (5) years for the Clear Fork Building and the West Fork Building and (ii) three (3) consecutive terms of five (5) years each for the Control Center and the Data Center (assuming Tenant exercises its initial option to extend for two (2) years with respect to the Control Center and the Data Center). Upon the request of Landlord or Tenant, the parties hereto will execute and exchange an instrument in recordable form setting forth any extension of the Term in accordance with this Paragraph 4. If (i) an Event of Default shall exist as of the giving of the Extension Notice and such Event of Default remains uncured thirty (30) days after the giving of the Extension Notice or (ii) Tenant does not timely give an Extension Notice in accordance with the provisions of this Paragraph 4, then, unless Landlord and Tenant otherwise agree in writing, Tenant shall thereafter have no right to extend the Term for the subject or any succeeding Extended Term.

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4. Taxes. Subparagraph 7(a) of the Lease is hereby amended to read in its entirety as follows:

(a) Tenant bears no responsibility for Taxes assessed on any portion of the Premises during the Primary Term, and bears no responsibility for Taxes assessed on the Clear Fork Building and the West Fork Building during the Extended Term. If Tenant exercises any extension option under Paragraph 4 as to the Control Center and/or the Data Center and subject to Paragraphs 16 and 43 below, Tenant shall reimburse Landlord for all Taxes (as defined in Subparagraph 31(c)), if any, assessed against the Control Center and/or the Data Center during any Extended Term, but only to the extent such Taxes are proportionately allocated to that portion of the Extended Term included within the tax year for which such Taxes are assessed. Notwithstanding the foregoing provisions of this Subparagraph 7(a), Tenant shall not be required to pay any franchise, business margin, severance, corporate, estate, inheritance, succession, net income or excess profits taxes of Landlord hereunder. Taxes shall be prorated from the Rent Commencement Date through the end of the Term.

5. Tax Abatements. Subparagraph 7(c) of the Lease is hereby amended to read in its entirety as follows:

(c) Landlord agrees, to the extent reasonably necessary for Tenant to continue to prosecute any tax abatement proceedings or to obtain any economic development grants and/or tax incentives granted to Tenant by any Governmental Authority, to reasonably cooperate with Tenant, at no cost to Landlord, and also agrees to promptly endorse or pay over to Tenant any such abatement amounts, grants and/or incentives received by Landlord for any years prior to the Amendment Date or falling within the Term; provided, however, Landlord shall have the full and exclusive benefit of all Tax Abatements attributable to the Interim Term, the Primary Term and/or, with respect to the Clear Fork Building and the West Fork Building, any Extended Term or any part thereof.

6. Basic Rent. Exhibit 5 of the Lease is hereby amended to read in its entirety as set forth in Exhibit 5 attached hereto.

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7. Termination Option. Subject to the terms and conditions of this paragraph, Tenant may at any time and from time to time during the Primary Term and during the first twelve (12) months of the first Extended Term terminate the Lease as to any one or more of the Clear Fork Building, the West Fork Building, the Control Center, and/or the Data Center, in each case by written notice to Landlord specifying the portion of the Premises (i.e., all of the Clear Fork Building, all of the West Fork Building, all of the Control Center, and/or all of the Data Center) with respect to which Tenant has elected to terminate the Lease. Further, if Tenant has exercised the option to extend the term of the Lease as to both the Clear Fork Building and the West Fork Building, following the twelfth (12th) month of the Extended Term as to the West Fork Building and the Clear Fork Building, Tenant may at any time or from time to time during such portion of the Extended Term terminate the Lease as to one (but not both) of the Clear Fork Building or the West Fork Building by written notice to Landlord specifying the portion of the Premises (i.e., all of the Clear Fork Building or all of the West Fork Building) with respect to which Tenant has elected to terminate the Lease. The effective date of any such termination shall be six (6) months after Landlord’s receipt of such written notice of termination from Tenant, subject to Tenant’s compliance with the provisions of this paragraph. If Tenant properly and timely elects to terminate the Lease as to any one or more of the Clear Fork Building, the West Fork Building, the Control Center and/or the Data Center, such termination shall be effective only if Tenant shall (a) have paid all Basic Rent, Additional Rent and other sums owing by Tenant to Landlord through the effective date of such termination, and (b) not be in default under any of the terms, conditions or provisions of the Lease as of the date of Landlord’s receipt of such notice of termination or as of the effective date of such termination. Any such termination shall be effective only as to all (but not part) of the particular component of the Premises with respect to which Tenant desires to terminate the Lease (e.g., if Tenant desires to terminate the Lease as to the West Fork Building, any such termination shall be effective only as to all (but not part) of the West Fork Building). Following such termination and payment by Tenant to Landlord of any sums owing by Tenant to Landlord, neither Landlord nor Tenant shall have any obligations to the other with respect to the portion of the Premises with respect to which the Lease has been terminated except those obligations of Landlord and Tenant under the Lease through the effective date of such termination and those obligations which survive the expiration or termination of the Lease as specified in the Lease. In the event that Tenant fails to properly and timely comply with the provisions of this paragraph entitling Tenant to terminate the Lease as to any one or more of the Clear Fork Building, the West Fork Building, the Control Center and/or the Data Center, Tenant shall be deemed to have waived Tenant’s right to terminate the Lease pursuant to this paragraph and the Lease shall continue in full force and effect.

8. Governmental Incentives. Tenant’s obligations under this Amendment are contingent upon Tenant obtaining such approvals and incentives in connection with its use and occupancy of the Premises and other uses permitted under this Lease as are satisfactory in form and substance to Tenant in its sole discretion (collectively, the “Approvals”), including, governmental and quasi-governmental incentives of any type received directly or indirectly from any federal, state or local unit of government. It is the intent of Landlord and Tenant that 100% of the benefit of any such Approvals inure to the benefit of Tenant; provided, however, that notwithstanding the foregoing, Landlord will have the full benefit of the Tax Abatements to the extent provided in subparagraphs 2(b) and 7(c) of the Lease as amended hereby. Unless agreed otherwise in writing by Landlord and Tenant, if Tenant does not obtain any one or more of the Approvals on or before [April 30, 2010], Tenant shall have the right, at its sole option, to terminate this Amendment by giving notice to Landlord on or before [May 31, 2010], in which event this Amendment shall be of no further force or effect, ad initio. Absent such notice, this Amendment shall remain in full force and effect.

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9. Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term of the Lease (including any renewal or extension thereof and including the Extended Term with regard to any of the Premises) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action relating thereto.

10. Notice Addresses. The addresses for notices to Landlord, as set forth in Paragraph 19 of the Lease, shall be and are hereby deleted and the following shall be and are hereby substituted in lieu thereof:

If to Landlord:

Tarrant County College District

1500 Houston Street

Fort Worth, Texas 76102

Attention: Chancellor

Facsimile (817) 515-5450

And with a copy to:

Burch Waldron

Law, Snakard & Gambill, P.C.

777 Main Street, Suite 3500

Fort Worth, Texas 76102

Facsimile (817) 332-7473

11. Brokers. Tenant hereby represents and warrants that it has not dealt with any real estate brokers or leasing agents in the negotiation of this Amendment, and that no commissions are payable to any person or party claiming by, through or under such party as a result of the consummation of the transaction contemplated by this Amendment, other than Jones, Lang, LaSalle Americas, Inc. (“Tenant’s Broker”) which represents only Tenant. Tenant agrees to pay Tenant’s Broker a commission in respect to this Amendment pursuant to separate written commission agreement made and entered into by and between Tenant and Tenant’s Broker. LANDLORD AND TENANT EACH HEREBY AGREE TO INDEMNIFY, DEFEND AND HOLD THE OTHER HARMLESS OF, FROM AND AGAINST ANY AND ALL LOSS, COSTS, DAMAGES OR EXPENSES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES AND DISBURSEMENTS, BY REASON OF ANY CLAIM OF OR LIABILITY TO ANY BROKER, AGENT, ENTITY OR PERSON (OTHER THAN TENANT’S BROKER) CLAIMING BY, THROUGH OR UNDER SUCH INDEMNIFYING PARTY OR AS A RESULT OF SUCH INDEMNIFYING PARTY’S ACTS, OMISSIONS OR COMMITMENTS AND ARISING OUT OF OR IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS AMENDMENT. LANDLORD’S AND TENANT’S INDEMNIFICATION OBLIGATIONS UNDER THIS PARAGRAPH AND UNDER ANY OTHER PROVISION OF THE LEASE AND THIS AMENDMENT SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.

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12. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and Tenant represents and warrants to Landlord that Tenant has no defenses thereto. All clauses and terms of the Lease, as modified by this Amendment, are hereby ratified and deemed to apply fully and without exception to the Premises. Additionally, Tenant hereby further confirms and ratifies that, as of the date of this Amendment, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no current knowledge of any claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

13. Binding Effect; Governing Law. This Amendment inures to the benefit of and shall be binding upon Landlord and Tenant and their respective successors and permitted assigns. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas.

14. Miscellaneous. Except as specifically amended by the provisions hereof, the terms and provisions stated in the Lease shall continue to govern the rights and obligations of Landlord and Tenant with respect to the matters that are the subject of the Lease; and all provisions and covenants of the Lease are and shall remain in full force and effect as stated therein, except to the extent specifically amended by the provisions of this Amendment. The Lease and this Amendment shall be construed as one instrument. In that regard, the Lease and this Amendment, including all exhibits and addenda to each such document, constitute the entire agreement between the parties relative to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings of Landlord and Tenant in connection therewith. Captions and headings throughout this Amendment are inserted only as a matter of convenience and are not to be given any effect whatsoever in construing this Amendment. Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing a singular number shall mean and include the plural number and vice versa. All references in this Amendment to numbered sections, articles and/or paragraphs are references to the sections, articles and/or paragraphs hereof, unless otherwise expressly designated in context. No inference in favor of or against any party shall be drawn from the fact that such party has drafted any provision of this Amendment or that such provisions have been drafted on behalf of said party.

15. Multiple Counterparts. To facilitate execution hereof, this Amendment may be executed in one or more counterparts as may be convenient or required, and an executed copy of this Amendment delivered by facsimile or electronic mail transmittal shall have the effect of an original, executed instrument. All counterparts of this Amendment shall collectively constitute a single instrument; but, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for the signature of, or on behalf of, each party to this Amendment, or that the signature of all persons required to bind any such party, appear on each counterpart of this Amendment. Each signature page to any counterpart of this Amendment may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart of this Amendment identical thereto except having attached to it additional signature pages.

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16. Tenant’s Authority. Each person signing this Amendment on behalf of a party hereby warrants and represents to the other party that he or she has the lawful and proper responsibility and authority to execute this Amendment as provided herein. In addition, if any party comprising Tenant has executed this Amendment as a corporation or a partnership, Tenant hereby further represents and warrants to Landlord that (a) such entity is a duly organized and existing corporation or partnership, as the case may be, under the laws of the applicable state of its organization, (b) such entity is in good standing under the laws of such applicable state, (c) such entity is qualified to do business in the state in which the Premises are situated, (d) such entity has full right and authority to execute this Amendment, and (e) this Amendment constitutes a valid and legally binding obligation of such entity, enforceable in accordance with its terms.

17. Recording. Recording of the Lease or this Amendment (or notice thereof) in any real property records is prohibited, except as may be otherwise hereafter agreed by Landlord in writing executed by Landlord.

18. Exculpation. This Amendment and the obligations of Landlord under this Amendment are and shall be and remain subject to and limited by the exculpation and limitations of Landlord’s liability as are set forth in the Lease (including, without limitation, pursuant to Paragraphs 7, 8, 16, 32 and 40 thereof).

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NOTICE OF INDEMNIFICATION

THE PARTIES TO THE LEASE AND THIS AMENDMENT HEREBY

ACKNOWLEDGE AND AGREE THAT THE LEASE AND THIS AMENDMENT

CONTAIN CERTAIN INDEMNIFICATION PROVISIONS

The parties hereto have caused this Amendment to be executed effective as of the Effective Date.

LANDLORD:

TARRANT COUNTY COLLEGE DISTRICT, a political subdivision of the State of Texas

By:	/s/ Erma Johnson-Hadley
Name:	Erma Johnson-Hadley
Title:	Chancellor

TENANT:

RADIOSHACK CORPORATION, a Delaware corporation

By:	/s/ James F. Gooch
Name:	James F. Gooch
Title:	Executive Vice President and Chief
Financial Officer

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